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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of our report dated February 26, 2014, relating to the consolidated financial statements and financial statement schedules of Starwood Property Trust, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31,2013:

  1.
  Registration Statement No. 333-161402 on Form S-8 pertaining to the Starwood Property Trust, Inc. Non- Executive Director Stock Plan; and

  2.
  Registration Statement Nos. 333-186561 and 333-169008 on Form S-3 of Starwood Properly Trust, Inc. pertaining to an automatic shelf registration statement of securities of well-known seasoned issuers.

/s/ DELOlTTE & TOUCHE LLP

New York, NY
February 26, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM